                                                                    EX-99.d.12.i

                     AMENDMENT TO THE SUB-ADVISORY AGREEMENT

     THIS AMENDMENT  ("Amendment") to the Sub-Advisory  Agreement  ("Agreement")
dated  August 16,  2006,  by and between  Mercer  Global  Investments,  Inc.,  a
Delaware  corporation  (the  "Advisor"),  and  Lazard  Asset  Management  LLC, a
Delaware limited liability company (the  "Sub-Adviser"),  is made effective this
28th day of February, 2008.

                                    RECITALS

     WHEREAS,  the  Agreement  provides  that the parties may mutually  agree to supplement or amend any provision of the Agreement; and

     WHEREAS,  the Sub-Adviser  manages certain investments on behalf of the MGI
Funds  (the  "Trust")  under the  Agreement,  as  amended,  with  respect to the following Fund:

                MGI Non-US Core Equity Fund, a series of the MGI Funds; and

     WHEREAS, the Sub-Adviser and Advisor wish to amend the Agreement:

                                    AGREEMENT

     NOW THEREFORE,  in consideration of the promises and mutual  agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

     1.   Exhibit A, the Fee Schedule of the Agreement is hereby  deleted in its entirety and replaced with Exhibit A to this Amendment: and

     2.   All other terms and  provisions of the Agreement  shall remain in full force and effect, except as modified hereby.

Mercer Global Investments, Inc.               Lazard Asset Management LLC

By:                                           By:
      Name:                                          Name:
      Title:                                         Title:

                                    EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                           LAZARD ASSET MANAGEMENT LLC

                        Effective Date: February 28, 2008

                           MGI NON-US CORE EQUITY FUND

FEE SCHEDULE

The fees for investment  management  services  provided by the  Sub-Advisor  are based upon the value of the Sub-Advisor  Assets under  management and calculated as follows:

  ASSETS                         COMPENSATION

   0.80%                         on the first $50 million

   0.75%                         on the next $100 million

   0.70%                         on the next $50 million

   0.60%                         on all assets over $200 million

     Global Fee Arrangement:  The parties hereto agree that the fee schedule set forth herein shall apply to all  relationship  assets  relating to portfolios of
Mercer Global Investments, Inc. and its affiliates (collectively, "MGI") managed by the Sub-Advisor and each of its affiliates  globally in the Emerging  Markets
Equity Strategy.